As filed with the Securities and Exchange Commission on October 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prothena Corporation plc

(Exact name of Registrant as specified in its charter)

Ireland	2834	43-1256213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

650 Gateway Boulevard

South San Francisco, CA 94080

(650) 837-8550

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale B. Schenk

Chief Executive Officer

Prothena Corporation plc

650 Gateway Boulevard

South San Francisco, CA 94080

(650) 837-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq. Robert W. Phillips, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Mark B. Weeks, Esq. John T. McKenna, Esq. Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Telephone: (650) 843-5000 Facsimile: (650) 849-7400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-191218

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Ordinary Shares, $0.01 par value per share	1,046,500 shares	$22.00	$23,023,000	$2,966

(1)	Includes ordinary shares that the underwriters have the option to purchase from the selling shareholder, if any.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-191218), is hereby registered.
(3)	Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional ordinary shares, par value $0.01 per share, of Prothena Corporation plc, a public limited company formed under the laws of Ireland, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-191218), which was declared effective by the Securities and Exchange Commission on October 2, 2013, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the South San Francisco, California, on October 2, 2013.

Prothena Corporation plc

Date: October 2, 2013	By:	/s/ Dale B. Schenk
Dale B. Schenk
President and Chief Executive Officer

Date: October 2, 2013	By:	/s/ Tran B. Nguyen
Tran B. Nguyen
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale B. Schenk Dale B. Schenk, Ph.D.	President and Chief Executive Officer (Principal Executive Officer) and Director	October 2, 2013

/s/ Tran B. Nguyen Tran B. Nguyen	Chief Financial Officer (Principal Financial Officer)	October 2, 2013

/s/ Karin L. Walker Karin L. Walker	Controller, Chief Accounting Officer and Head of Accounting (Principal Accounting Officer)	October 2, 2013

* Lars Ekman, M.D., Ph.D.	Chairman of the Board	October 2, 2013

Richard T. Collier	Director

* Shane Cooke	Director	October 2, 2013

Christopher S. Henney, D.Sc., Ph.D.	Director

* Dennis J. Selkoe, M.D.	Director	October 2, 2013

*By:	/s/ Dale B. Schenk	October 2, 2013
Dale B. Schenk, Ph.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement

5.1	Opinion of A&L Goodbody

23.1	Consent of independent registered public accounting firm, KPMG LLP

23.2	Consent of independent registered public accounting firm, KPMG

23.3	Consent of A&L Goodbody (included in Exhibit 5.1)

24.1(2)	Powers of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191218), originally filed with the Securities and Exchange Commission on September 17, 2013 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191218), originally filed with the Securities and Exchange Commission on September 17, 2013 and incorporated by reference herein.